Exhibit 10.14

Access Agreement between PSINet Inc. and the Registrant

Pages where confidential treatment has been requested are stamped 'Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,' and the appropriate section has been marked in the margin with a star(*).

                               ACCESS AGREEMENT

THIS AGREEMENT is made as of June 28, 1996, between PSINet Inc., a corporation incorporated under the laws of the State of New York and having its principal place of business at 510 Huntmar Park Drive, Herndon, Virginia 22070 ("PSI"), and IDT Corporation ("IDT"), a corporation incorporated under the laws of the State of Delaware and having its principal place of business at 294 State Street, Hackensack, New Jersey 07601.

                             W I T N E S S E T H:

WHEREAS, IDT desires to obtain from PSI network access for the benefit of IDT's individual customers desiring access at speeds up to 28.8 Kbps (hereinafter, "Customers"); and

WHEREAS, PSI is willing and able to provide such access;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree, intending to be legally bound, as follows:

1. Definitions. The following terms shall have the following meanings for purposes of this Agreement and for purposes of the Exhibits hereto:

1.1 "Authorized User" shall mean any person authorized by an IDT Customer to have an account on a Host.

1.2 "Backdoor Connection" shall mean a connection over the Network to any person who is not an Authorized User.

1.3 "Host" shall mean a computer with a Network address.

1.4 "Network" shall mean the combination of computer hardware, computer software programs and data transmission facilities operated by PSI which will permit computers operated by IDT Customers to communicate with computers at remote locations which are operated by others and to provide access to Internet.

2. Access.

2.1 Provision of Access. Throughout the term of this Agreement, PSI shall provide IDT's Customers with the right to access at speeds up to 28.8 Kbps and use its Network at the levels then provided and supported by PSI ("Access"), as more specifically defined in paragraph 3.1 hereof. A list of points of presence ("POPs") currently maintained by PSI is annexed hereto as Exhibit A. PSI reserves the right to install new POPs and/or to close existing POPs as it, in its sole discretion, deems appropriate. In the event PSI deems it necessary to close an existing POP, PSI shall provide IDT with sixty (60) days written notice thereof. IDT may order such Access on behalf of its present or future Customers and there shall be no limit on the number of Customers who may use the Network; provided, however, that upon 30 days written notice to IDT PSI may refuse service to a proposed

IDT Customer because there is insufficient capacity on the Network or in the POP to provide the Services to such proposed Customer.

2.2 Termination of Access. PSI shall terminate the Access rights of any IDT Customer as soon as is reasonably practical upon written notice from IDT to do so or upon mutually agreed upon electronic process with receipt confirmed, but shall have no liability in connection therewith.

2.3 Authorized Users. IDT may not permit any person or entity other than an Authorized User to have access to the Network, except with the consent of PSI. No person may be authorized to use the Network by means of a connection between a Host owned or leased by a Customer and a Host owned or leased by a person other than a Customer.

2.4 Local Loop Facilities. Local Loop to PSI's Network shall be the sole responsibility of IDT and its Customers and PSI shall have no responsibility in connection therewith.

2.5 Primary Access Provider. During the initial term of this Agreement and any and all renewal terms, PSI shall be the primary alliance provider of Access for IDT's Customers, excluding access provided by other providers pursuant to alliance agreements to which IDT is a party and which are in force prior to the date of this Agreement. Additionally, IDT may enter into similar alliance agreements in areas which are not covered by PSI's Network or areas PSI chooses not to service due to a lack of capacity in accordance with the provisions of paragraph 2.1 hereof.

2.6 Additional Users. IDT will use its best efforts to increase the number of users of PSI's Network. Additional Users obtained by IDT shall be entitled to use the Network through IDT in the same manner and to the same extent as other IDT Customers.

3. Term. The initial term of this Agreement shall be one (1) year from the date hereof. This Agreement shall be automatically renewed for successive one-year terms, unless terminated by either party upon at least ninety (90) days prior written notice to the expiration of the initial or any renewal term. Either party may terminate this Agreement at any time during the term of this Agreement with at least one-hundred eighty (180) days written notice to the other; provided, however, that neither party may terminate this Agreement during its initial term except in the event of a material breach by the other party.

4. Charges.

4.1 Base Charge. On the execution of this Agreement, and on the first day of each month thereafter throughout the term of this Agreement, IDT agrees to pay PSI for each of IDT's Customers who is then or was at any time during the immediately preceding month authorized to use PSI's Network a base charge pursuant to the following schedule:

[                                                                            ]*



The applicable base charges above are to be applied to all IDT Customers irrespective of the rate that previously was applied to each group of
Customers. For example, if there are [     ]* IDT Customers on PSI's Network,
the applicable base charge of [    ]* shall apply to the entire Customer base.
Should the amount of Customers subsequently fall below the threshold, the applicable base charge shall adjust to the base charge indicated in the above schedule for such number of Customers. The payment to be made for the initial month of Access for any IDT Customer shall include (i) an amount equal to the applicable base charge for such initial month, prorated in the case of a partial month, and
                    [Initialed KB]

4.2 Taxes. IDT shall be liable for and shall reimburse PSI for all taxes and related charges however designated resulting from the transactions contemplated hereby, including state or local sales or use taxes and excise taxes, imposed in connection with or arising from the provision of Access. IDT will pay all surcharges levied in connection with the local loops.

4.3 Invoices. PSI shall invoice IDT monthly in advance for all charges under this Agreement. All invoices will be payable within seven (7) days of receipt of invoice. Delinquent payments are subject to a late payment charge at the rate of prime plus four percent (4%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). In the event IDT shall fail to pay PSI any amount due under this Agreement for a period of 14 days, PSI, in addition to charging applicable delinquency fees, may discontinue providing Access to IDT and its Customers upon twenty-four (24) hours prior written notice to IDT. PSI shall resume providing Access immediately upon receipt of such payment, and in such event IDT shall pay PSI a reasonable reconnection fee.

4.4 Minimum Commitment. Commencing six (6) months from the date PSI begins to service IDT Customers on PSI's Network, the minimum monthly revenue to PSI from IDT for Access provided pursuant to the terms of this Agreement shall be
[         ]* In the event PSI's gross revenues from IDT in any month thereafter shall be less than the required minimum, IDT, at its discretion, shall either:

     (a) remit to PSI an amount equal to the difference between the aforesaid minimum monthly revenue amount and such gross revenues; or

     (b) give PSI the right of first refusal to purchase from IDT all IDT Customers who receive Access to PSI's Network pursuant to the


3


          Confidential Treatment Requested and the Redacted Material
                 has been separately filed with the Commission
     terms of this Agreement at the lower of [                               ]*
     and (ii) the rate of [       ]* per Customer.

In the event that PSI chooses not to purchase the IDT Customers and IDT chooses not to remit to PSI the amount stated above in subparagraph (a), PSI shall
continue to service the Customers [         ]* specified in paragraph 4.1 hereof
for a period of sixty (60) days following such failure by IDT to provide the minimum monthly revenue payment, in order to assure a smooth transition for said customers.

5.   Maintenance Services

5.1 Maintanence of Network. PSI shall keep and maintain its Network in good condition and repair with a minimum uptime of [ ]*. In the event that PSI fails to maintain said minimum uptime in any given month, the monthy base charges for customers affected shall decrease by [ ]* for each full percentage point below the [ ]* threshold. Additionally, any downtime of [ ]* hours or greater during any given day, shall result in the same adjustment of the applicable monthly base charge. The Network shall be properly maintained, serviced and upgraded by PSI as it, in its sole discretion, shall determine is necessary in order to ensure connectivity to IDT Customers. PSI shall maintain a user to modem ratio of no greater that [ ]* for its Network.

5.2 Customer Equipment. PSI shall not be responsible for the installation, operation or maintenance of any computer equipment or computer software programs provided by an IDT Customer.

6. WARRANTIES EXCLUDED. PSI MAKES NO WARRANTIES IN CONNECTION WITH ITS NETWORK OR THE PROVISION OF ACCESS AS CONTEMPLATED HEREIN, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTIBILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE. IDT'S SOLE AND EXCLUSIVE REMEDY SHALL BE PSI'S OBLIGATION TO GIVE A CREDIT OR REFUND, AT PSI'S SOLE DISCRETION, BASED ON THE ORIGINAL CHARGE FOR THE SERVICES.


7. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES AGREE THAT PSI SHALL IN NO EVENT BE LIABLE TO IDT OR ANY OTHER PERSON FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE, PUNITIVE OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, REGARDLESS OF THE FORESEEABILITY THEREOF, ARISING OUT OF THE PROVISION OF ACCESS OR IN ANY WAY ARISING OUT OF THIS AGREEMENT, WHETHER IN ACTION ARISING OUT OF BREACH OF CONTRACT, BREACH OF WARRANTY, DELAY, NEGLIGENCE, STRICT TORT LIABILITY FOR ANY CLAIM OR LOSS, DAMAGE OR EXPENSE FROM ANY CAUSE WHATSOEVER, EXCEPT FOR PSI'S GROSS NEGLIGENCE, SHALL IN NOT EVENT EXCEED THE MONIES ACTUALLY PAID TO PSI


4

           Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

UNDER THIS AGREEMENT BY IDT FOR THE SPECIFIC SERVICES THAT GIVE RISE TO THE CLAIM. NO ACTION OR PROCEEDING AGAINST PSI MAY BE COMMENCED MORE THAN TWO YEARS AFTER THE SERVICES ARE RENDERED. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY. PSI'S TOTAL LAIBILITY FOR GROSS NEGLIGENCE DURING THE LIFETIME
OF THIS AGREEMENT SHALL IN NO EVENT EXCEED [                                ]*
IN THE AGGREGATE.

8. Force Majeure. To the extent provided in this Section 8, PSI shall not be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control, including, without limitation, actions or failures to act of IDT or any IDT Customer, acts of God, fire, catastrophe, governmental prohibitions or regulations, viruses which did not result from the acts or omissions of PSI, its employes or agents, national emergencies, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and PSI shall act with diligence to correct such force majeure.

9. Indemnification of PSI. IDT shall idemnify and hold harmless PSI and PSI's directors, officers, employees, agents and advisors from and against any and all claims of other persons or entities arising out of material, data, information or other content transmitted by IDT Customers or other acts or omissions IDT and/or its Customers.

10. Confidential Information.

10.1 Nondisclosure. If either party acquires Confidential Information of the other, such receiving party shall maintain the confidentiality of the disclosing party's Confidential Information shall use such Confidential Information only for the purposes for which it is furnished and shall not reproduce or copy it in whole or in part, except for use as authorized in the Agreement. Confidential Information shall mean all information of the disclosing party which it treats as confidential or proprietary. Confidential Information shall not include information which is or hereafter becomes generally available to others without restriction or which is obtained by the receiving party without violating the disclosing party's rights under this Article 10 or any other obligation of confidentiality. The terms and conditions of this Agreement shall constitute Confidential Information.

10.2 Duration. With respect to all Confidential Information, the parties' rights and obligation under this Article shall remain in full force and effect following the termination of this Agreement.

10.3 Ownership. All materials and records which consititute Confidential Information, other than service orders and copies of this Agreement, shall be and remain the property of, and belong exclusively to, the disclosing Party, and the receiving party agrees either to surrender possession of and turn over or to destroy all such Confidential Information which it may possess or control upon request of the disclosing party or upon the termination of this Agreement.

10.4 Injunctive Relief The parties acknowledge and agree that, in the event of a breach or threatened breach by any party of any provision of this Article,


5

          Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

the other party will have no adequate remedy in money or damages and accordingly, shall be entitled to an injunction against such breach. However, no specification in this Section of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of this Article of this Agreement.

10.5 Legal Obligation to Disclose. Each party shall be released from its obligations under this Article 10 with respect to information which such party is required to disclose to others pursuant to obligations imposed by law, rule or regulation; provided, however, that prior to any such required disclosure, such party provide written notice and consult with the other party.

11.  Miscellaneous.


11.1 No Agency. Except as otherwise expressly provided in this Agreement, this Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Except as otherwise expressly provided in this Agreement, neither party shall have any authority to contract for or bind any other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

11.2 Governing Law. This Agreement shal be governed in all respects by the laws of the State of New York without reference to its principles of conflicts of laws.

11.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto; provided, however, that neither party may assign its rights hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld.

11.4 Entire Agreement; Amendment. This Agreement (including all Exhibits) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

11.5 Notices, etc. (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail (return receipt requested), express air courier, charges prepaid or facsimile addressed as follows:

To IDT:
IDT Corporation
294 State Street
Hackensack, New Jersey  07601
Facsimile:  (201)928-1057
Attn:  Howard Balter, Chief Operating Officer

To PSI:
PSINet Inc.
510 Huntmar Park Drive
Herndon, Virginia 22070

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written, and the persons signing warrant that they are duly authorized to sign for and on behalf of the respective parties.

                                              PSINET INC.




                                              By: /s/ Harold S. Willis
                                                  ------------------------------
                                              Name:    Harold S. Willis
                                              Title:   Chief Operating Officer

                                              IDT CORPORATION




                                              By: /s/  Howard Balter
                                                  ------------------------------
                                              Name:    Howard Balter
                                              Title:   Chief Operating Officer


8